Exhibit 10.3

Execution Copy

SECURED PROMISSORY NOTE

$425,149.00	February 3, 2010
South Bend, Indiana

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT BY JOHN A. MARTELL IN FAVOR OF WELLS FARGO BANK, NATIONAL ASSOCIATION, ACTING THROUGH ITS WELLS FARGO BUSINESS CREDIT OPERATING DIVISION, DATED AS OF JANUARY 29, 2010.

FOR VALUE RECEIVED, the undersigned, MISCOR GROUP, LTD., an Indiana corporation (the "Borrower"), hereby promises to pay to the order of JOHN A. MARTELL, a resident of Michigan (the "Lender"), at his residence of 61249 Howell Drive, Cassopolis, Michigan 49031 or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America, the principal sum of Four Hundred Twenty-Five Thousand One Hundred Forty-Nine and 00/100 Dollars ($425,149.00),or such lesser principal sum as may then be owed by the Borrower to the Lender under this Secured Promissory Note (the "Note") and any remaining accrued interest (as set forth below), on or before the earlier of the following dates:

The entire unpaid principal of the Note and any unpaid and accrued interest thereon shall be due in full on February 28, 2012 (the "Stated Maturity Date").

THE UNPAID INDEBTEDNESS EVIDENCED HEREBY SHALL BECOME IMMEDIATELY DUE AND PAYABLE UPON THE STATED MATURITY DATE, TOGETHER WITH ANY REMAINING ACCRUED INTEREST THEREON (AS SET FORTH BELOW).

This Note shall bear interest on the unpaid principal amount outstanding beginning on the first day of the month immediately following the date of this Note and continuing on a monthly basis thereafter until the Stated Maturity Date or until maturity due to acceleration; said interest shall accrue at the Prime Rate plus two percent (2%), but in no event shall the total interest rate be less than five percent (5%); and interest payments shall be made by the Borrower each month beginning on the first day of the month immediately following the date of this Note and continuing on a monthly basis thereafter in an amount equal to the interest accruing for the prior month.

Subject to the approval of Wells Fargo Business Credit, installment payments on the principal sum shall begin April 1, 2010, and shall be made on the first day of each consecutive month thereafter in amounts of not less than Five Thousand Dollars ($5,000), with the final payment of the entire unpaid principal and all unpaid accrued interest thereon due on the Stated Maturity Date.  All payments on account of indebtedness evidenced by this Note shall be first applied to interest on the unpaid balance and the remainder to principal.  Payments of both principal and interest hereunder are to be made in immediately available funds.

If the Borrower fails or refuses to pay any principal, interest, charges, costs, expenses and/or fees in accordance with the terms of this Note ("Event of Default"), the Lender shall be entitled, at its sole option, to accelerate the then outstanding indebtedness hereunder and to take all other action permissible by law.

The remedies of the holder hereof as provided in this Note shall be cumulative and concurrent, and may be pursued singly, successively, or together against the Borrower, and/or against any collateral or guarantor, at the sole discretion of the holder hereof.

The Borrower hereby waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional without regard to the liability of any other party or person and shall not in any manner be affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the holder hereof; and the Borrower agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Borrower or affecting the Borrower’s liability hereunder.

It being the intent of the Lender and the Borrower that the rate of interest and all other charges to the Borrower be lawful, if for any reason the payment of a portion of the interest or other charges otherwise required to be paid under this Note would exceed the limit which the Lender may lawfully charge the Borrower, then the obligation to pay interest or other charges shall automatically be reduced to such limit.

The holder hereof shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by the holder hereof (and then only to the extent specifically set forth therein).  A waiver of any one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.

Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions of this Note.

This Note shall not be amended, supplemented or modified except pursuant to a writing signed by both the Lender and the Borrower.

If at any time or times, the Lender: (a) employs counsel in good faith for advice or other representation (i) with respect to this Note or any collateral securing this Note, (ii) to represent Lender in any restructuring, workout, litigation, contest, dispute, suit or proceeding or to commence, defend or intervene or to take any other action in or with respect to any litigation, contest, dispute or proceeding (whether instituted by the Lender, the Borrower or any other person or entity) in any way or respect relating to this Note or any collateral securing this Note, or (iii) to enforce any rights of the Lender against the Borrower; (b) takes any action to protect, collect, sell, liquidate or otherwise dispose of any collateral securing this Note; and/or (c) attempts to or enforces any of the Lender’s rights and remedies against the Borrower; then the costs and expenses incurred by the Lender shall be part of the indebtedness evidenced by this Note, payable by the Borrower to the Lender on demand.  Without limiting the generality of the foregoing, such expenses and costs include any and all court costs, reasonable attorneys’ fees and expenses, and accountants’ fees and expenses.

Payment of this Note is secured pursuant to that certain Security Agreement dated as of February 3, 2010 (the "Security Agreement").

This Note shall inure to the benefit of the Lender and its successors and assigns and shall be binding upon the Borrower and its successors and permitted assigns.  As used herein the term “Lender”

shall mean and include the successors and assigns of the identified payee and the holder or holders of this Note from time to time.

THIS NOTE SHALL BE CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH, AND ENFORCED AND GOVERNED BY THE INTERNAL LAWS OF, THE STATE OF INDIANA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND KNOWINGLY WAIVE (TO THE FULLEST EXTENT PERMITTED BY LAW) ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ANY COUNTERCLAIM) ARISING OUT OF THIS NOTE OR ANY COLLATERAL SECURING THIS NOTE, INCLUDING, WITHOUT LIMITATION, ANY ACTION OR PROCEEDING (A) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE OR THE SECURITY AGREEMENT, OR (B) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS NOTE OR THE SECURITY AGREEMENT.  THE LENDER AND THE BORROWER AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its authorized officer as of the date first above written.

MISCOR GROUP, LTD

By:	/s/ Michael D. Topa
Michael D. Topa Interim Chief Financial Officer

4